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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form SB-2 (File No. 333-20037) of our report dated March 7, 1997, on our audits of the financial statements of Sonoma International and Subsidiaries, our report dated September 6, 1996, except as to Note H, which is as of December 9, 1996 on our audits of the financial statements of Sonoma International and our report dated October 18, 1996 on our audits of the financial statements of Key West Conch Harbor, Inc. We also consent to the reference to our firm under the caption "Experts."

                                            King Griffin & Adamson P.C.

Dallas, Texas

April 16, 1997